June 18, 1999

                                   GRACO INC.
                         NONEMPLOYEE DIRECTOR STOCK PLAN
                                    ("PLAN")

1. Purpose of the Plan. The purpose of the Graco Inc. Nonemployee Director Stock Plan (the "Plan") is to provide an opportunity for nonemployee members of the Board of Directors (the "Board") of Graco Inc. ("Graco" or the "Company") to increase their ownership of Graco Common Stock ("Common Stock") and thereby align their interest in the long-term success of the Company with that of the other shareholders. Each nonemployee director may elect to receive all or a portion of his or her retainer and/or any fees payable for attendance at Board or Committee meetings in the form of shares of Common Stock or defer the receipt of such shares until a later date pursuant to an election made under the Plan.

2. Eligibility. Directors of the Company who are not also officers or other employees of the Company or its subsidiaries are eligible to participate in the Plan ("Eligible Directors").

3. Administration. The Plan will be administered by the Secretary of the Company (the "Administrator"). Since the issuance or crediting of shares of Common Stock pursuant to the Plan is based on elections made by Eligible Directors, the Administrator's duties under the Plan will be limited to matters of interpretation and administrative oversight. All questions of interpretation of the Plan will be determined by the Administrator, and each determination, interpretation or other action that the Administrator makes or takes pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons. The Administrator will not be liable for any action or determination made in good faith with respect to the Plan.

4.  Election  to Receive  Stock and Stock  Issuance.

     4.1. Election to Receive Stock/Credit in Lieu of Cash. On forms provided by the Company, each Eligible Director may irrevocably elect ("Stock Election") in lieu of cash, (i) to be issued shares of Common Stock or (ii) to have credited to an account ("Deferred Stock Account") the number of shares of Common Stock having a Fair Market Value, as defined in Section 4.3, equal to 25%, 50%, 75% or 100% of the annual cash retainer (the "Retainer") and/or 25%, 50%, 75% or 100% of any fees payable for attendance at Board or Committee meetings (the "Meeting Fees") payable to that director for services rendered as a director ("Participating Director"). Eligible Directors are customarily paid the Retainer and the Meeting Fees in quarterly installments in arrears at the end of each calendar quarter. Any Stock Election must be received by the Company before the commencement of the calendar quarter with respect to which such election is made. Any Stock Election may only be amended or revoked ("Amended Stock Election") in accordance with the procedure set forth in Section 4.4.

     4.2. Issuance of Stock/Application of Credit in Lieu of Cash. If the Stock Election is for the issuance of shares of Common Stock, shares of Common Stock having a Fair Market Value equal to the amount of the Retainer and/or Meeting Fees so elected shall be issued to each Participating Director when each quarterly installment of the Retainer and the Meeting Fees is customarily paid. The Company shall not issue fractional shares, but in lieu thereof shall pay cash of equivalent value using the same Fair Market Value used to determine the number of Shares to be issued on the relevant issue date. If the Stock Election is for a credit to a Deferred Stock Account, the number of shares of Common Stock (rounded to the nearest hundredth of a share) having a Fair Market Value equal to the amount of the Retainer and/or the Meeting Fees so elected shall be credited to the Participating Director's Deferred Stock Account when each quarterly installment of the Retainer and Meeting Fees is customarily paid. In the event that a Participating Director elects to receive less than 100% of each quarterly installment of the Retainer and/or Meeting Fees in shares of Common Stock, either issued or credited, he or she shall receive the balance of the quarterly installment in cash.

     4.3 Fair Market Value. For purposes of converting dollar amounts into shares of Common Stock, the Fair Market Value of each share of Common Stock shall be equal to the closing price of one share of the Company's Common Stock on the New York Stock Exchange-Composite Transactions on the last business day of the calendar quarter for which such shares are issued or credited.

     4.4. Change in Election. Each Participating Director may irrevocably elect in writing to change an earlier Stock Election, either to elect to be issued shares of Common Stock or to have credited to the Participating Director's Deferred Stock Account, a number of shares of Common Stock having a Fair Market Value equal to a percentage of the Participating Director's Retainer and/or Meeting Fees different from the percentages previously elected or to receive the entire Retainer and/or Meeting Fees in cash (an "Amended Stock Election"). An Amended Stock Election shall not become effective until the commencement of the first full calendar quarter after the date of receipt of such Amended Stock Election by the Company.

     4.5 Termination of Service as a Director. If a Participating Director leaves the Board before the conclusion of any calendar quarter, he or she will be paid the quarterly installment of the Retainer and Meeting Fees entirely in cash, notwithstanding that a Stock Election or Amended Stock Election is on file with the Company. The date of termination of a Participating Director's service as a director of the Company will be deemed to be the date of termination recorded on the personnel or other records of the Company.

     4.6 Dividend Credit. Each time a dividend is paid on the Common Stock, each Participating Director who has a Deferred Stock Account shall receive a credit to his or her Deferred Stock Account equal to that number of shares of Common Stock (rounded to the nearest one-hundredth of a share) having a Fair Market Value on the dividend payment date equal to the amount of the dividend payable on the number of shares of Common Stock credited to the Participating Director's Deferred Stock Account on the dividend record date.

5. Shares Available for Issuance.

     5.1. Maximum Number of Shares Available. The maximum number of shares of the Company's Common Stock, par value $1.00 per share, that will be available for issuance under the Plan will be 225,000 shares, subject to any adjustments made in accordance with the provisions of Section 5.2. At the election of the Administrator, the shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares or treasury shares. If treasury shares are used, all references in the Plan to the issuance of shares will be deemed to mean the transfer of shares from treasury.

     5.2. Adjustments to Shares. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend, an appropriate adjustment will be made in the number and/or kind of securities available for issuance under the Plan to prevent either the dilution or the enlargement of the rights of the Eligible and Participating Directors.

6. Deferral Payment

     6.1 Deferral Payment Election. At the time of making the Stock Election in which the Participating Director elects to have a Deferred Stock Account credited in accordance with the provisions of Section 4.1, the Participating Director will also elect the manner and timing for payment of the amounts credited to his or her Deferred Stock Account ("Deferral Payment Election") from the alternatives described in Section 6.2. The Participating Director may change the manner and timing for payment of amounts to be credited to his or her Deferred Stock Account by executing another Deferral Payment Election; provided, however, that the previously made Deferral Payment Election will be irrevocable as to all amounts credited to the Participating Director's Deferred Stock Account prior to receipt by the Company of a new Deferral Payment Election.

     6.2 Payment from Deferred Stock Accounts. A Participating Director may elect to receive payment from his or her Deferred Stock Account in a lump sum or installments. Payments, whether in a lump sum or by installments, shall be made in shares of Common Stock plus cash in lieu of any fractional share. Unless the Participating Director elects to receive payment in installments, credits to a Participating Director's Deferred Stock Account shall be payable in full on January 10 of the year following the Participating Director's termination of service on the Board, or the first business day thereafter, or such other date as elected by the Participating Director pursuant to Section 6.1. If the Participating Director elects to receive payment from his or her Deferred Stock Account in installments, each installment payment will be made annually on January 10 of each year, or the first business day thereafter, and the amount of each payment will be computed by multiplying the number of shares credited to the Deferred Stock Account as of January 10 of each year by a fraction, the numerator of which is one and the denominator of which is the total number of installments elected (not to exceed fifteen) minus the number of installments previously paid. Amounts paid prior to the final installment payment will be rounded to the nearest whole number of shares; the final installment payment shall be for the whole number of shares remaining credited to the Deferred Stock Account, plus cash in lieu of any fractional share.

     6.3 Change of Control. Notwithstanding the foregoing, in the event of a Change of Control (as defined in Section 11), the number of shares credited to the Deferred Stock Account of a Participating Director as of the business day immediately prior to the effective date of the transaction constituting the Change of Control, shall be paid in full to the Participating Director or the Participating Director's beneficiary or estate, as the case may be, in whole shares of Common Stock plus cash in lieu of any fractional share on the tenth business day following the effective date of the transaction constituting the Change of Control.

7. Beneficiary. A Participating Director may designate a beneficiary or beneficiaries who, upon his or her death, shall immediately receive the full distribution of all unpaid credits to said Participating Director's Deferred Stock Account, including distributions for which the Participating Director has elected installment payments. All designations shall be in writing and shall be effective only if and when delivered to the Company during the lifetime of the Participating Director. Unless otherwise indicated by the Participating Director, no amounts shall be paid to the estate or heirs of beneficiaries who die before the Participating Director.

A Participating Director may from time to time during his or her lifetime change his or her beneficiary or beneficiaries by a written instrument delivered to the Company. In the event a Participating Director shall not designate a beneficiary or beneficiaries pursuant to this Section, or if for any reason such designation shall be ineffective, in whole or in part, the distribution that otherwise would have been paid to such Participating Director shall be paid to his or her estate and in such event, the term "beneficiary" shall include his or her estate.

8. Limitation on Rights of Eligible and Participating Directors.

     8.1. Service as a Director. Nothing in the Plan will interfere with or limit in any way the right of the Company's Board or its shareholders to remove an Eligible or Participating Director from the Board. Neither the Plan nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that the Company's Board or its shareholders have retained or will retain an Eligible or Participating Director for any period of time or at any particular rate of compensation.

     8.2. Nonexclusivity of the Plan. Nothing contained in the Plan is intended to effect, modify or rescind any of the Company's existing compensation plans or programs or to create any limitations on the Board's power or authority to modify or adopt compensation arrangements as the Board may from time to time deem necessary or desirable.

9. Plan Amendment, Modification and Termination. The Board may suspend or terminate the Plan at any time. The Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that the Plan will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company's best interests; provided, however, that no amendments to the Plan will be effective without approval of the Company's shareholders, if shareholder approval of the amendment is then required pursuant to Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or the rules of the New York Stock Exchange.

10. Effective Date and Duration of the Plan. The Plan shall become effective as of the date the Company's shareholders approve it and will terminate on December 31, 2003, unless earlier terminated by the Company's Board.

11. Participants are General Creditors of the Company. The Participating Directors and beneficiaries thereof shall be general, unsecured creditors of the Company with respect to any payments to be made pursuant to the Plan and shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company. If the Company shall, in fact, elect to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), whether in a grantor's trust or otherwise, the same shall, nevertheless, be regarded as part of the general assets of the Company subject to the claims of its general creditors, and neither any Participating Director nor any beneficiary thereof shall have a legal, beneficial or security interest therein.

12. Change of Control

     12.1 A "Change of Control" means any one of the following events:

          (1) acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) which results in the beneficial ownership by such Person of 25% or more of either

               (a) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or

               (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");

          provided, however, that the following acquisitions will not result in a Change of Control:

                        (i)   an acquisition directly from the Company,
                        (ii)  an acquisition by the Company,
                        (iii) an  acquisition  by any  employee benefit plan (or
                    related trust) sponsored or maintained by the Company or any corporation controlled by the Company,
                        (iv) an acquisition by any Person who is deemed to have beneficial ownership of the Common Stock or other voting securities of the Company owned by the Trust Under the Will of Clarissa L. Gray ("Trust Person"), provided that such acquisition does not result in the beneficial ownership by such Person of 32% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities, and provided further that for purposes of this Section 11, a Trust Person shall not be deemed to have beneficial ownership of the Common Stock or other voting securities of the Company owned by The Graco Foundation or any employee benefit plan of the Company, including the Graco Employee Retirement Plan and the Graco Employee Stock Ownership Plan,
                        (v) an acquisition by the Participating Director or any group that includes the Participating Director, or
                        (vi) an acquisition by any corporation pursuant to a transaction that complies with clauses (a), (b) and (c) of subsection (4) below; and

          provided, further, that if any Person's beneficial ownership of the Outstanding Company Common Stock or Outstanding Company Voting Securities is 25% or more as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional Outstanding Company Common Stock or Outstanding Company Voting Securities as a result of a transaction other than that described in clause (i) or (ii) above, such subsequent acquisition will be treated as an acquisition that causes such Person to own 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities and be deemed a Change of Control; and provided further, that in the event any acquisition or other transaction occurs which results in the beneficial ownership of 32% or more of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities by any Trust Person, the Incumbent Board, as defined below, may by majority vote increase the threshold beneficial ownership percentage to a percentage above 32% for any Trust Person; or

          (2) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of said Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial membership on the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, or

          (3) the commencement or announcement of an intention to make a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a Person of 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities; or

          (4) the approval by the shareholders of the Company of a reorganization, merger, consolidation or statutory exchange of Outstanding Company Common Stock or Outstanding Company Voting Securities or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which

               (a) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock or Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock or Outstanding Company Voting Securities,

               (b) no Person (excluding any employee benefit plan, or related trust, of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and

               (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (5) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     12.2 A Change of Control shall not be deemed to have occurred with respect to a Participating Director if:

          (1) the acquisition of the 25% or greater interest referred to in subparagraph 11.1(1) of this Section 11 is by a group, acting in concert, that includes the Participating Director or

          (2) if at least 25% of the then outstanding common stock or combined voting power of the then outstanding company voting securities (or voting equity interests) of the surviving corporation or of any corporation (or other entity) acquiring all or substantially all of the assets of the Company shall be beneficially owned, directly or indirectly, immediately after a reorganization, merger, consolidation, statutory share exchange, disposition of assets, liquidation or dissolution referred to in subparagraph 11.1(4) or (5) of this Section by a group, acting in concert, that includes that Participating Director.

13. Miscellaneous.

     13.1 Securities Law and Other Restrictions. Notwithstanding any other provision of the Plan or any Stock Election or Amended Stock Election delivered pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under the Plan and a Participating Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to the Plan, unless:

          (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and

          (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Administrator, in his or her sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company, in order to comply with such securities law or other restriction.

     13.2. Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.